As filed with the Securities and Exchange Commission on June 7, 2024.

Registration No. 333-256709

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BILL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	83-2661725
(State of incorporation)	(I.R.S. Employer Identification No.)

6220 America Center Drive, Suite 100

San Jose, California 95002

(650) 621-7700

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

René Lacerte

Chief Executive Officer and Founder

BILL Holdings, Inc.

6220 America Center Drive, Suite 100

San Jose, California 95002

(650) 621-7700

With Copies to:

Per B. Chilstrom

Fenwick & West LLP

902 Broadway

New York, New York 10010

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer	☒	Accelerated Filer	☐

Non-accelerated Filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

EXPLANATORY NOTE – DEREGISTRATION OF SECURITIES

Pursuant to a Registration Statement (the “Registration Statement”) on Form S-3ASR (Registration No. 333-256709), BILL Holdings, Inc. (formerly, Bill.com Holdings, Inc.) (“BILL”) registered for resale under the Securities Act of 1933, as amended, 10,604,963 shares of its common stock, $0.00001 par value per share (the “Shares”) on June 2, 2021. BILL’s obligation to maintain the effectiveness of the Registration Statement pursuant to the applicable contractual arrangements has been satisfied. Accordingly, pursuant to BILL’s undertaking contained in the Registration Statement, BILL is filing this Post-Effective Amendment No. 1 (this “Amendment”) to the Registration Statement to remove from registration any Shares that remain unsold under the Registration Statement as of the date of this Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in San Jose, California, on this 7th day of June, 2024.

BILL HOLDINGS, INC.

By:	/s/ John Rettig
John Rettig
President and Chief Financial Officer

No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement in reliance upon Rule 478 of the Securities Act of 1933, as amended.